Exhibit 10.2
GENERAL CONTINUING GUARANTY (v.102595)

In order to induce CSNK WORKING CAPITAL FINANCE CORP. D/B/A BAY VIEW FUNDING a California corporation, and any other Co-Buyer or Participant as specified in the Agreements ("Buyer") to extend and/or to continue to extend financial accommodations to the Seller specified below ("Seller") pursuant to the terms and conditions of that certain Factoring Agreement of the date specified below, or pursuant to any other present or future agreement between Buyer and Seller (hereinafter collectively referred to as the "Agreements"), and in consideration thereof, and in consideration of any loans, advances, or financial accommodations heretofore or hereafter granted by Buyer to or for the account of Seller, whether pursuant to the Agreements, or otherwise, the undersigned officer(s), authorized agent(s) or third party guarantors of Seller (hereinafter collectively and individually referred to as the "Guarantor") hereby, jointly and severally, guarantees, promises and undertakes as follows:
1.Guaranty of Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Buyer, on order or demand, in lawful money of the United States, any and all indebtedness and obligations of Seller to Buyer and the payment to Buyer of all sums which may be presently due and owing to Buyer from Seller whether under the Agreements or otherwise. The terms "indebtedness" and "obligations" are (hereinafter collectively referred to as the "Obligations") used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities of Seller, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, and however arising (including, without limitation, indebtedness owing by Seller to third parties who have granted Buyer a security interest in the accounts, chattel paper and general intangibles of said third party; and further including, without limitation, any and all attorneys' fees, expenses, costs, premiums, charges and interest owed by Seller to Buyer, whether under the Agreements, or otherwise) whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether Seller may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter becomes otherwise unenforceable, and includes Seller's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty undertaking and provision to be performed by Seller under this Agreement.
2.Continuing Guaranty. This General Continuing Guaranty (the "Guaranty") is a continuing guaranty which shall remain effective until this Guaranty has been expressly terminated and relates to any obligations including those which arise under successive transactions which shall either continue the Obligations from time to time or renew them after they have been satisfied. Any such termination shall be applicable only after written notice to Buyer, and only to transactions having their inception after the effective date of termination and shall not affect any rights or obligations arising out of transactions having their inception prior to such date. No termination shall be effective until such time as Buyer is no longer committed or otherwise obligated to make any loans or advances, or to grant any credit to Seller. In the absence of any termination of this Guaranty, Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment and performance of the Obligations with interest.
3.Rights are Independent. Guarantor agrees that it is directly and primarily liable to Buyer, that the obligations hereunder are independent of the obligations of Seller and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Seller or whether Seller is joined in any such action or actions. Guarantor agrees that any releases which may be given by Buyer to Seller or any other guarantor or endorser shall not release it from this Guaranty.
4.Default. In the event that any bankruptcy, insolvency, receivership or similar proceeding is instituted by or against Guarantor and/or the Seller or in the event that either the Guarantor or Seller become insolvent, make an assignment for the benefit of creditors or attempt to effect a composition with creditors, or if there be any default under the Agreements (whether declared or not), then, at Buyer's election, without notice or demand, the Obligations of Guarantor created hereunder shall become due, payable and enforceable against Guarantor whether or not the Obligations are then due and payable.
5.Indemnification. Guarantor agrees to indemnify Buyer and hold Buyer harmless against all obligations, demands and liabilities, by whomsoever asserted and against all losses in any way suffered, incurred or paid by Buyer as a result of or in any way arising out of, following or consequential to transactions with Seller whether under the Agreements, or otherwise, and also agrees that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which Buyer and Seller may hereafter agree, nor by any modification, release or other alteration of any of the Obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatever with Seller or anyone else.
6.Consent to Modifications. Guarantor hereby authorizes Buyer, without notice or demand and without affecting its liability hereunder, from time to time to:
6.1. renew, compromise, extend, accelerate or otherwise change the time for payment or the terms of any of the Obligations, or any part thereof, including, without limitation, increasing or decreasing any of the fees thereof;
6.2. take and hold security for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive and release any such security;
6.3. apply such security and direct the order or manner of sale thereof as Buyer in its discretion may determine;
6.4. release or substitute any one or more endorser(s) or guarantor(s); and
6.5. assign, without notice, this Guaranty in whole or in part and Buyer's rights hereunder to anyone at any time. Guarantor agrees that Buyer may do any or all of the foregoing in such manner, upon such terms, and at such times as Buyer, in its discretion, deems advisable, without, in any way or respect, impairing, affecting, reducing or releasing Guarantor from its undertakings hereunder and Guarantor hereby consents to each and all of the foregoing acts, events and occurrences.

7.Waiver of Defenses. Guarantor hereby waives any right to assert against Buyer as a defense, counterclaim, set-off on crossclaim, any defense (legal or equitable), set-off, counterclaim and claim which Guarantor may now or at any time hereafter have against Seller and any other party liable to Buyer in any way or manner.
Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Agreements or any security interest thereunder.
Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Buyer, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights, rights to proceed against Seller for reimbursement, or any other rights of the Guarantor to proceed against Seller or against any other rights of the Guarantor or against any other person or security, including, but not limited to, any defense based upon an election of remedies by Buyer under the provisions of Section 580(d) of the California Code of Civil Procedure, or any similar law of California or of any other state, or of the United States. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creating or incurring of new or additional indebtedness, and all other notices or formalities to which Guarantor may be entitled.
8.WAIVER OF JURY TRIAL. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF BUYER'S TRANSACTIONS WITH SELLER.
9.Waiver of Rights of Subrogation. The Guarantor shall have no right of subrogation, reimbursement, exoneration, contribution or any other rights that would result in the Guarantor being deemed a creditor of Seller under the United States Bankruptcy Code or any other law or for any other purpose and the Guarantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Guarantor may now or hereafter have against Seller and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by Buyer, whether any of the foregoing rights arise in equity, at law or by contract.
As a condition to payment or performance by Guarantor under this Guaranty, Buyer shall not be required to, and Guarantor hereby waives any and all rights to require Buyer to prosecute or seek to enforce any remedies against Seller or any other party liable to Buyer on account of the Obligations or to require Buyer to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Buyer by Seller or any other party on account of the Obligations.
Any and all present and future debts and obligations of Seller to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Seller to Buyer. All monies or other property of Guarantor at any time in Buyer's possession may be held by Buyer as security for any and all obligations of Guarantor to Buyer no matter now existing or hereafter arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise. Guarantor also agrees that Buyer's books and records showing the account between Buyer and Seller shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.
10.Financial Condition of Seller. Guarantor is presently informed of the financial condition of the Seller and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will continue to keep itself informed of Seller's financial condition and of all other circumstances which bear upon the risk of nonpayment. Absent a written request for such information by the Guarantor to Buyer, Guarantor hereby waives its right, if any, to require, and Buyer is relieved of any obligation or duty to disclose to Guarantor any information which Buyer may now or hereafter acquire concerning such condition or circumstances.
11.Termination. The Guarantor's obligation under this Guaranty shall continue in full force and effect until Seller's Obligations are fully paid, performed and discharged and Buyer gives the Guarantor written notice of that fact. Seller's Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Seller to Buyer are no longer subject to any right on the part of any person whomsoever; including but not limited to Seller, Seller as a debtor-in-possession, or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under Title 11 of the United States Code. In the event that any such payments by Seller to Buyer are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within Buyer's discretion, Guarantor shall be liable for the full amount Buyer is required to repay plus costs, interest, attorneys' fees and any and all expenses which Buyer paid or incurred in connection therewith.
No termination of this Guaranty shall be effective except by notice sent to Buyer by certified mail, return receipt requested (which shall be evidenced by a properly validated return receipt), naming a termination date effective not less than ninety (90) days after the receipt of such notice by Buyer. Such a termination shall not be effective as to any Guarantor who has not given such notice and shall not affect the application of this Guaranty to any transaction or Indebtedness effected prior to the effective date of termination.
12.Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Buyer's successors and assigns. The death of Guarantor shall not terminate this Guaranty.
13.Modifications. This Guaranty cannot be modified orally. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Buyer authorized to do so. All prior agreements, understandings, representations and negotiations; if any, are merged into this Guaranty.
14.Attorneys' Fees. Guarantor agrees to pay all attorneys' fees and all other costs and out-of-pocket expenses which may be incurred by Buyer in the enforcement of this Guaranty or in any way arising out of, following, or consequential to the enforcement of Seller's Obligations, whether under this Guaranty, the Agreements, or otherwise.

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15.Joint and Several. In all cases where the word "Guarantor" is used in this Guaranty, it shall mean and apply equally to each and all of the individuals and/or entities which have executed this Guaranty. All of the obligations of the Guarantor hereunder shall be joint and several.
16.Governing Law. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.
17.Additional Waivers. Guarantor waives all rights and defenses arising out of an election of remedies by the Buyer, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by operation of Section 580d of the Code of Civil Procedure or otherwise.
18.Section Numbers and Headings. Section numbers and section titles have been set forth herein for convenience only; they shall not be construed to limit or extend the meaning of any part of this Guaranty.

The Seller: EPI HEALTH, LLC

Date of Factoring Agreement between Buyer and Seller: December 1, 2022

Date of this General Continuing Guaranty: December 1, 2022

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AGREED:

"GUARANTOR"

Signature: /s/ Paula Brown Stafford

By Officer and Title: Paula Brown Stafford, President/CEO
Corporate Name: NOVAN, INC.
Corporate Address: 4020 STIRRUP CREEK DRIVE, SUITE 110
City, State, Zip: DURHAM, NC 27703-8970
Federal Tax I.D.: 27-4427682
DATE: December 1, 2022

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